Exhibit 99.1

Scientific Games Announces Cash Tender Offer and Consent Solicitation

for its 6.25% Senior Subordinated Notes due 2012

NEW YORK, September 8, 2010 — Scientific Games Corporation (NASDAQ: SGMS) (the “Company”) announced today that it has commenced a cash tender offer to purchase any and all of its 6.25% Senior Subordinated Notes due 2012 (the “Notes”) (CUSIP No. 80874PAG4), of which $187,075,000 in aggregate principal amount is currently outstanding, and a related consent solicitation to effect certain amendments to the indenture governing the Notes.

The Company is conducting the tender offer and consent solicitation in order to refinance a portion of its existing debt.  The Company intends to finance the purchase of the 2012 Notes tendered with a portion of the net proceeds from the Company’s proposed private offering of $250 million aggregate principal amount of senior subordinated notes due 2018 (the “New Notes”), which was separately announced by the Company today.

The full terms and conditions of the tender offer and consent solicitation are set forth in the Offer to Purchase, dated September 8, 2010, and the related Letter of Transmittal. The tender offer will expire at 12:00 midnight, New York City time, on October 5, 2010, unless extended or terminated pursuant to the terms of the tender offer (such time and date, the “Expiration Date”).

In conjunction with the tender offer, Scientific Games is also soliciting the consent of holders of the Notes to the elimination of substantially all of the restrictive covenants and certain default provisions in the indenture governing the Notes, and to the execution by the Company, the subsidiary guarantors and the trustee of a supplemental indenture to amend the indenture. The proposed amendments to the indenture require the consent of at least a majority in aggregate principal amount of outstanding Notes to be adopted. Holders cannot tender their Notes without delivering a consent and cannot deliver a consent without tendering their Notes.

The Company is offering to purchase the Notes at a price of $1,000 (the “Tender Offer Consideration”) for each $1,000 principal amount of Notes validly tendered and not withdrawn.  Holders who tender their Notes and deliver their consents to the proposed amendments before 5:00 p.m., New York City time, on September 21, 2010 (the “Early Tender Deadline”), will also receive an early tender amount of $7.50 (the “Early Tender Amount”) for each $1,000 principal amount of Notes validly tendered and not withdrawn, in addition to the Tender Offer Consideration, for a total consideration of $1,007.50 for each $1,000 principal amount of Notes. Holders who tender after the Early Tender Deadline will receive only the Tender Offer Consideration of $1,000 for each $1,000 principal amount of Notes validly tendered and not withdrawn, but not the Early Tender Amount. Notes tendered before the Early Tender Deadline may be withdrawn at any time prior to the Early Tender Deadline, but not thereafter. If a holder validly tenders and does not validly withdraw its Notes prior to the Early Tender Deadline and the Company accepts such Notes for payment, upon the terms and subject to the conditions of the tender offer and consent solicitation, the Company will pay such holder the total consideration, which is equal to the Tender Offer Consideration plus the Early Tender Amount.  In both cases, holders whose Notes are purchased in the tender offer will also be paid accrued and unpaid interest from the most recent interest payment date on the Notes to, but not including, the applicable settlement date.

The tender offer is contingent upon the satisfaction of certain conditions, including (a) the issuance of indebtedness by the Company in the New Notes offering in an aggregate principal amount of not less than $250 million; and (b) satisfaction of other general conditions set forth in the Offer to Purchase dated September 8, 2010.

J.P. Morgan Securities LLC is acting as the dealer manager and solicitation agent. Global Bondholder Services Corporation is acting as information agent.  Any questions regarding procedures for tendering the Notes or requests for additional copies of the Offer to Purchase and the related Letter of Transmittal, which are available for free and which describe the tender offer and consent solicitation in greater detail, should be directed to Global Bondholder Services Corporation, whose address and telephone number are as follows:

Global Bondholder Services Corporation

65 Broadway — Suite 723

New York, New York 10006

Holders call toll-free:  (866) 857-2200

Banks and Brokers call:  (212) 430-3774

Fax:  (212) 430-3775

None of the Company, its board of directors (or any committee thereof), the dealer manager or the information agent is making any recommendation to holders of Notes as to whether or not they should tender any Notes pursuant to the tender offer and consent solicitation.

This press release is for informational purposes only and shall not constitute an offer to purchase nor a solicitation for acceptance of the tender offer and consent solicitation described above.  The tender offer and consent solicitation is being made only pursuant to the Offer to Purchase dated September 8, 2010 and the related Letter of Transmittal.  Holders of Notes should read the Offer to Purchase and the related Letter of Transmittal when they become available because they contain important information.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the New Notes, nor shall there be any sale of the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Scientific Games

Scientific Games Corporation is a leading integrated supplier of instant tickets, systems and services to lotteries worldwide, a leading supplier of server-based gaming machines and systems, Amusement and Skill with Prize betting terminals, interactive sports betting terminals and systems, and wagering systems and services to pari-mutuel operators.  It is also a licensed pari-mutuel gaming operator in Connecticut, Maine and the Netherlands.  The Company’s customers are in the United States and approximately 50 other countries.

Company Contact:

Cindi Buckwalter, Investor Relations

(212) 754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may”,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance.  Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flow to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, joint ventures and strategic investments and relationships; inability to complete the proposed sale of the racing and venue management businesses; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with foreign operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.